

STRONG
GLOBAL ENTERTAINMENT

THIRD QUARTER 2023 RESULTS

NYSE American: SGE

Forward-Looking Statements and Non-GAAP Financial Measures

This presentation may include forward-looking statements. Any statements contained herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The forward-looking statements included herein include or may include, but are not limited to, statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this presentation that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the “Risk Factors” section contained in our final prospectus filed with the Securities and Exchange Commission and in our other public filings with the Securities and Exchange Commission. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. New risk factors emerge from time-to-time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

This presentation also contains references to non-GAAP financial measures. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes stock-based compensation, fair value adjustments, severance, equity method income (loss), foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains. Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results. Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. Adjusted EBITDA has limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP, including: (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.


STRONG
MDI SCREENS

STRONG
TECHNICAL SERVICES

STRONG
STUDIOS

STRONG GLOBAL ENTERTAINMENT

STRONG MDI SCREENS — STRONG TECHNICAL SERVICES — STRONG STUDIOS

Proprietary premium screen technology

- Premium screen supplier to cinema industry
- Immersive entertainment
- Non-cinema applications
- Geographic expansion

End-to-end cinema solutions provider

- Largest field service organization in U.S.
- Deeply embedded in the industry

Content origination, development & production

- Long-form content development
- IP portfolio

Short-form production services

- Commercial shoots – fee for service
- Repeatable revenue and EBITDA growth

Q3 2023 Highlights

Continuing to Execute on Operating Plans

- **Strong Momentum**
  - YoY revenue increases across business
  - Premiumization driving growth in screens & services
  - Valued partner of worldwide industry leaders

- **Next Generation Technology - Competitive Advantage**
  - Laser upgrades providing multi-year growth catalyst
  - Immersive creating meaningful non-cinema revenues

- **Scale through M&A; 2 acquisitions since IPO:**
  1. Recently announced acquisition of Innovative Cinema Solutions expands service offerings
  2. Acquisition of Unbounded Media Corporation accelerates Strong Studios' production services

Growth Continues Across Business

16% Screen Sales YoY Increase	**32%** Cinema Services Revenue YoY Increase
68% Installation Revenue YoY Increase	**18%** Field Maintenance/ Monitoring Revenue YoY Increase

Cinema Industry Is Rebounding and Evolving

Apple[1] and Amazon[2] have each announced plans to spend $1 billion a year on theatrical releases



Taylor Swift's *Eras Tour* film is the highest-grossing concert movie of all time and the first concert movie to remain No. 1 on the US box office for two weeks[3]


RENAISSANCE
A FILM BY BEYONCÉ

Renaissance: a Film by Beyonce **will hit theaters on December 1st. First day pre-sales are reported to be ~$6-$7 Million[4]**

1 - *Bloomberg*, March 2023
2 - *CNBC*, November 2022
3 – ScreenRant, October 2023
4 – Deadline, October 3, 2023

STRONG GLOBAL ENTERTAINMENT

Partner of Choice for Laser Upgrade Cycle



Driving Demand for Screens & Services

- **Preferred supplier to Cinionic**, world's leading provider of laser solutions
- **SGE's HGA ReAct screen** specially designed & engineered for laser projection systems
- *"**Premium screens** continue to further drive expansion and prioritization of investment… Demand often outstrips supply ….greater volume is needed over the next five-year period."* [1]

Global Laser Projector Market Forecast to grow at CAGR of 19.2%[2]


2023
$6.6B
2032
$26.7B

1 - Omdia Premium Cinema Formats 2023
2 - Market Research Future, 2023

STRONG GLOBAL ENTERTAINMENT

STRONG STUDIOS

Launched in March 2022

Expanding Strong Entertainment Into The Content/Production Industry

- **Long-Form Content (Film and TV)**
  - Own the IP – Presales of distribution rights
  - Cost plus – Fully collateralized by streamer
  - Executive producing – Earn fees for providing services
- **Short-Form Content (Commercials and Social Media)**
  - Production services to major brands/agencies
  - Produce commercials/social content
  - High-margin business with shorter lead times
- **Immersive Content**
  - Work with Strong MDI to create immersive exhibits
  - Bring brands into the immersive space

Acquisition of Unbounded Media



- **Acquisition of Unbounded Media Corporation (UMC)**[1], a premiere video production services agency, **strengthens Strong Studios' portfolio and range of multi-disciplined content and services**
  - Independent media and creative production company creating and producing **film, advertising and branded content** for a broad range of clients
  - Platform for growth
- Focus on short-form content services **expected to add predictive revenue streams and accelerate production services** capabilities and expansion

1 - SGE news release, Sept. 13, 2023

SGE Acquisition of Innovative Cinema Solutions

- **Innovative Cinema Solutions (ICS)** is a full-service provider of technical services and solutions to national cinema chains
- In 2022, ICS reported **$6 million in revenue**[1]
- ICS is a trusted service provider in the industry with long-term relationships with leading cinema companies
- ICS complements and expands the capabilities of Strong Technical Services


Innovative Cinema Solutions

1 - SGE news release, Nov. 7, 2023

STRONG GLOBAL ENTERTAINMENT

FINANCIAL REVIEW

Consolidated Financial Summary

($ in thousands)

	Q3 '23	Q3 '22	Favorable (Unfavorable)	Favorable (Unfavorable) %
Revenue	$ 10,920	$ 9,903	$ 1,017	10.3 %
Gross profit	2,822	2,371	451	19.0 %
Gross margin %	25.8%	23.9%	1.9%	
SG&A	2,639	1,866	(773)	(41.4)%
Income from operations	183	505	(322)	(63.8)%
Net income	34	770	(736)	(95.6)%
Adjusted EBITDA*	504	695	(191)	(27.5)%

- Revenue increase due to $0.3 million of higher revenue from product sales (screen sales and immersive flooring project) and a $0.7 million increase in service revenue (installation and field maintenance/monitoring)
- Gross margin increase primarily due to cinema services, including installation services
- Incurred higher general and administrative expenses in connection with operating as a public company following the IPO in May 2023

*See Non-GAAP reconciliation to GAAP equivalent in appendix

Balance Sheet

($ in thousands)

	09/30/23	12/31/22
Assets		
Cash and cash equivalents	$ 3,110	$ 3,615
Other current assets	12,377	14,084
Film and television programming rights, net	8,205	1,501
Goodwill and intangible assets	2,049	888
Other long-term assets	7,221	5,450
Total assets	**$ 32,962**	**$ 25,538**
Liabilities		
Accounts payable & accrued expenses	$ 10,902	$ 10,453
Deferred revenue and customer deposits	1,515	1,769
Short-term debt	2,777	2,510
Long-term debt	206	162
Lease liabilities	5,773	905
Other liabilities	2,463	535
Total liabilities	**$ 23,636**	**$ 16,334**
Equity	**$ 9,326**	**$ 9,204**
Total liabilities and equity	**$ 32,962**	**$ 25,538**

POSITIONED FOR TRANSFORMATIVE GROWTH

Premiumization driving demand for screens and services

Non-cinema immersive opportunities creating long-term growth driver

Proprietary technology significant competitive advantage

Management following through on strategic initiatives with **two acquisitions since IPO**

Strong Studios strengthening Strong’s range of multi-disciplined content and services

APPENDIX

Reconciliation of Net Loss to Adjusted EBITDA

($ in thousands)

	Three Months Ended September 30,	
	2023	2022
Net income	$ 34	$ 770
Interest expense, net	88	31
Income tax expense	205	233
Depreciation and amortization	129	154
EBITDA	456	1,188
Stock-based compensation expense	124	25
Unbounded acquisition related expenses	42	-
Foreign currency transaction (gain) loss	(126)	(518)
Severance and other	7	-
Adjusted EBITDA	$ 503	$ 695

STRONG GLOBAL ENTERTAINMENT